Exhibit 32.1

Certification of Principal Executive Officer

Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant To Section 906 of

The Sarbanes-Oxley Act of 2002

In connection with the accompanying Amendment No. 1 to Quarterly Report on Form 10-Q/A of Sealand Natural Resources Inc. for the quarter ended February 28, 2014, I, Lars Poulsen, Chief Executive Officer of Sealand Natural Resources Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Amendment No. 1 to Quarterly Report on Form 10-Q/A for the quarter ended February 28, 2014, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in such Amendment No. 1 to Quarterly Report on Form 10-Q/A for the quarter ended February 28, 2014, fairly represents in all material respects, the financial condition and results of operations of Sealand Natural Resources Inc.

Dated: July 15, 2014	/s/ Lars Poulsen
President and Chief Executive Officer
(Principal Executive Officer)